Exhibit 99.5

Proteus Oil Pipeline
Company, LLC
Financial Statements
December 31, 2017, 2016 and 2015

Exhibit 99.5

Proteus Oil Pipeline Company, LLC
Financial Statements
Years Ended December 31, 2017, 2016 and 2015

Table of Contents

Report of Independent Auditors..................................................................................................................................................	1
Balance Sheets.............................................................................................................................................................................	2
Statements of Income..................................................................................................................................................................	3
Statements of Changes in Members’ Capital...............................................................................................................................	4
Statements of Cash Flows...........................................................................................................................................................	5
Notes to Financial Statements.....................................................................................................................................................	6

Exhibit 99.5

Report of Independent Auditors

To the Management Committee and Members
Proteus Oil Pipeline Company, LLC

We have audited the accompanying financial statements of Proteus Oil Pipeline Company, LLC, which comprise the balance sheet as of December 31, 2017 and 2016, and the related statements of income, members’ capital and cash flow for each of the three years in the period ended December 31, 2017 and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Proteus Oil Pipeline Company, LLC at December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2017, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Houston, TX
February 22, 2018

Exhibit 99.5

Proteus Oil Pipeline Company, LLC
Balance Sheets

	December 31
	2017	2016
	(In Thousands)
Assets
Current assets:
Cash and cash equivalents	$51,912	$21,292
Accounts receivable
Related parties	2,433	2,147
Third parties, net	448	599
Total current assets	54,793	24,038

Pipelines and equipment, net	335,806	196,770
Total assets	$390,599	$220,808

Liabilities and members' capital
Current liabilities:
Accounts payable and accrued liabilities	$(307)	$(132)
Payable to related parties	(1,495)	(2,084)
Deferred charges	(48,484)	(14,052)
Total current liabilities	(50,286)	(16,268)

Asset retirement obligation	(10,655)	(10,064)
Deferred income	(195,577)	(48,302)

Commitments and contingencies (note 7)

Members' capital	(134,081)	(146,174)
Total liabilities and members' capital	$(390,599)	$(220,808)

The accompanying notes are an integral part of these financial statements.

Exhibit 99.5

Proteus Oil Pipeline Company, LLC
Statements of Income

	Years Ended December 31
	2017	2016	2015
	(In Thousands)
Revenue
Transportation revenue
Related parties	$25,769	$17,916	$15,179
Third parties	4,747	6,723	1,723
Interest income	252	15	19
	30,768	24,654	16,921

Costs and expenses
Loss on disposition of asset	50	—	—
Operating and maintenance expenses	3,474	4,551	3,672
General and administrative expenses	1,048	746	826
Depreciation and amortization	8,248	8,250	8,593
Accretion expense - asset retirement obligation	591	558	528
Total costs and expenses	13,411	14,105	13,619
Net income	$17,357	$10,549	$3,302

The accompanying notes are an integral part of these financial statements.

Exhibit 99.5

Proteus Oil Pipeline Company, LLC
Statements of Changes in Members' Capital
Years Ended December 31, 2017, 2016 and 2015
(In Thousands)

Members' capital at January 1, 2015	161,823
Members distributions	(10,600)
Net Income	3,302
Members' capital at December 31, 2015	154,525
Members distributions	(18,900)
Net Income	10,549
Members' capital at December 31, 2016	146,174
Members distributions	(29,450)
Net Income	17,357
Members' capital at December 31, 2017	134,081

The accompanying notes are an integral part of these financial statements.

Exhibit 99.5

Proteus Oil Pipeline Company, LLC
Statements of Cash Flows

	Years Ended December 31
	2017	2016	2015
	(In Thousands)
Cash flows from operating activities
Net income	$17,357	$10,549	$3,302
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,248	8,250	8,593
Accretion expense - asset retirement obligation	591	558	528
Loss on sale of asset	50	—	—
Write-off of assets under construction	—	—	481
Changes in working capital:
(Increase) in accounts receivable - affiliates	(286)	(259)	(324)
Decrease (increase) in accounts receivable - third parties	151	257	(751)
Decrease in accounts receivable - other	—	—	1,092
(Decrease) increase in accounts payable - affiliates	(589)	1,518	(430)
Increase (decrease) in accounts payable - third parties	175	(219)	(226)
Deferred charges	—	—	7,178
Net cash provided by operating activities	25,697	20,654	19,443

Cash flows from investing activities
Cash received for reimbursable projects	181,707	55,176	—
Capital expenditures	(147,339)	(48,292)	(41)
Proceeds from sale of fixed assets	5	—	—
Net cash provided by investing activities	34,373	6,884	(41)

Cash flows from financing activities
Member distributions	(29,450)	(18,900)	(10,600)
Net cash used in financing activities	(29,450)	(18,900)	(10,600)

Net increase in cash and cash equivalents	30,620	8,638	8,802
Cash and cash equivalents at beginning of year	21,292	12,654	3,852
Cash and cash equivalents at end of year	$51,912	$21,292	$12,654

Supplemental disclosure of cash flow information
Non-cash transaction
Capital expenditure in accounts payable	—	(41)

The accompanying notes are an integral part of these financial statements.

Exhibit 99.5
Proteus Oil Pipeline Company, LLC
Notes to Financial Statements
December 31, 2017, 2016 and 2015

1. Organization and Nature of Business

Proteus Oil Pipeline Company, LLC (the Company) was formed as a Delaware limited liability company on June 19, 2001. Mardi Gras Transportation System, Inc. (MGTSI), the initial member, entered into a limited liability company agreement with ExxonMobil Pipeline Company (EMPCo) on June 4, 2002.

On December 28, 2016, MGTSI sold a 10% interest to Shell Midstream Partners LP (Shell). MGTSI's overall ownership was lowered to 65%.

As of December 31, 2017, the ownership interest in the Company is: MGTSI - 65%, EMPCo - 25% and Shell - 10% (collectively, the Members). Contributions and distributions, as well as profits and losses, are required to be allocated among the Members on a pro rata basis in accordance with their respective interests. As the Company is a limited liability corporation, no member is liable for the debts, obligation, or liabilities, including under a judgment decree or order of a court. The Company shall continue until such time as a certificate of cancellation is filed with the Secretary of the State of Delaware in accordance with the limited liability company agreement.

The purpose and business of the Company is to plan, design, construct, acquire, own, maintain, and operate the Proteus Oil Pipeline System (the Pipeline), to market the services of the Pipeline, and to engage in any activities directly or indirectly relating thereto. The 28-inch-diameter, 70-mile-long pipeline delivers production from the Thunder Horse and Thunder Hawk fields in the Gulf of Mexico to its SP89E platform, where it delivers volumes into the Endymion Oil Pipeline System. Proteus is designed to deliver a maximum of 580,000 barrels per day.

On December 31, 2014, Proteus entered into an agreement with the owners of the Appomattox development, in Mississippi Canyon Block 437, by which these owners will fund major ongoing capital upgrades to the SP89E platform. The upgrades will allow Proteus to handle volumes delivered from the Appomattox Oil Gathering pipeline, which will be installed between the Appomattox host facility and SP89E. One of the owners of the Appomattox development is an affiliate of Shell. Payments received from this entity are considered related party transactions since December 28, 2016, when Shell became a related party to the Company, and are further described in the Related Party footnote below.

Operating Agreements

On June 4, 2002, the Company entered into the Operating, Management, and Administrative Agreement (the prior Operating Agreement) with Mardi Gras Transportation System, Inc. (MGTSI), which provides the guidelines under which MGTSI is to operate and maintain the Pipeline and perform all required administrative functions. This agreement was cancelled with the transition of operatorship to Shell Pipeline Company LP (SPLC), an affiliate of Shell, on July 1, 2017. On July 1, 2017, the Company entered into a new Operating and Administrative Management Agreement (the Operating Agreement) with SPLC, which provides the guidelines under which SPLC is to operate and maintain the Pipeline and perform all required administrative functions. SPLC is an affiliate of Shell.

2. Summary of Significant Accounting Policies

The following significant accounting policies are practiced by the Company and are presented as an aid to understanding the financial statements.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP").

Cash and Cash Equivalents

Cash and cash equivalents consist of all cash balances and highly liquid, temporary cash investments having an original maturity of three months or less when purchased. At December 31, 2017, $48.5 million of the cash and cash equivalents on

Exhibit 99.5
Proteus Oil Pipeline Company, LLC
Notes to Financial Statements (continued)

hand was received from the owners of the Appomattox Development and is expected to be spent on capital upgrades to the SP89E platform.
Concentration of Credit Risk

A significant portion of the Company's revenues and receivables are from related parties as well as certain other oil and gas companies. While management considers the risk of significant loss remote, given our concentration of customers, we may be exposed to credit risk as our customers may be similarly affected by changes in economic, regulatory, regional, and other factors. The following table shows revenues from third party and affiliate customers that accounted for a 10% or greater share of total revenues for the indicated years.

	Years Ended December 31
	2017	2016	2015
	(In Thousands)
Customer A (affiliate)	$19,024	$13,113	$11,544
Customer B (affiliate)	6,313	4,293	3,635
Customer C (third party)	—	3,297	—

The following table shows net accounts receivable from third party and affiliate customers that accounted for a 10% or greater share of total net accounts receivable for the indicated years:

	Years Ended December 31
	2017	2016
	(In Thousands)
Customer A (affiliate)	$1,820	$1,364
Customer B (affiliate)	607	778

Development and production of crude in the service area of the pipeline are subject to, among other factors, prices of crude and federal and state energy policy, none of which are within the Company's control.

We have concentrated credit risk for cash by maintaining deposits in a major bank, which may at times exceed amounts covered by insurance provided by the United States Federal Deposit Insurance Corporation ("FDIC"). We monitor the financial health of the bank and have not experienced any losses in such accounts and believe we are not exposed to any significant credit risk.

Pipelines and Equipment, Net

Pipelines and equipment are recorded at historical cost less accumulated depreciation and impairment losses, if any. Additions and improvements to the assets under construction are capitalized. Pipelines and equipment consist primarily of the offshore underwater gathering system, which includes rights-of-way, pipe, equipment, material, labor, and overhead. Depreciation is determined by using the straight-line method over the estimated useful lives of the assets. The Company uses one estimated useful life for the pipelines and equipment, which is based on the longest useful life of the connecting platforms. The Company most recently performed a useful life study in 2016. As of December 31, 2017, the remaining estimated useful life of the pipelines and equipment was 17 years.

Impairment of Pipelines and Equipment

Long-lived assets of identifiable business activities were evaluated for impairment when events or changes in circumstances indicate, in our management's judgment, that the carrying value of such assets may not be recoverable. These events include market declines that are believed to be other than temporary, changes in the manner in which we intend to use a long-lived asset, decisions to sell an asset and adverse changes in the legal or business environment such as adverse actions by regulators. If an event occurs, which is a determination that involves judgment, we evaluate the recoverability of our carrying values based on the long-lived asset's ability to generate future cash flows on an undiscounted basis. When an indicator of impairment has occurred, we compare our management's estimate of forecasted undiscounted future cash flows attributable to the assets to the carrying value of the assets to determine whether the assets are recoverable (i.e., the undiscounted future cash flows exceed the net carrying value of the assets). If the assets are not recoverable, we determine the amount of the impairment recognized in the

Exhibit 99.5
Proteus Oil Pipeline Company, LLC
Notes to Financial Statements (continued)

financial statements by estimating the fair value of the assets and recording a loss for the amount that the carrying value exceeds the estimated fair value. We determined that there were no asset impairments in the years ended December 31, 2017, 2016 or 2015.

Asset Retirement Obligation

The Company accounts for its asset retirement obligations (ARO) in accordance with Accounting Standards Codification (ASC) 410-20, Asset Retirement Obligations. ASC 410-20 specifies that an entity is required to recognize a liability for the fair value of conditional ARO when incurred if the fair value of the liability can be reasonably estimated. ASC 410-20 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. ASC 410-20 applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and/or the normal operation of long-lived assets. When the liability is initially recorded, the Company capitalizes an equivalent amount as part of the cost of the asset. Over time, the liability will be accreted for the change in its present value each period, and the capitalized cost will be depreciated over the useful life of the related asset.

Environmental Liabilities

Liabilities for environmental costs are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated. These liabilities are not reduced by possible recoveries from third parties. Projected cash expenditures are presented on an undiscounted basis. At December 31, 2017 and 2016, no amounts were accrued by the Company for environmental liabilities.

Revenue Recognition

In general, we recognize revenue from customers when all of the following criteria are met: 1) persuasive evidence of an exchange arrangement exists; 2) delivery has occurred or services have been rendered; 3) the price is fixed or determinable; and 4) collectability is reasonably assumed. Revenue recognition for the transportation of crude oil is based on volumes received from the Thunder Horse and Thunder Hawk platforms and delivered to the Endymion Oil Pipeline System at SP89E in accordance with contractual terms with the respective shippers at the time the transportation services are delivered.

Income Taxes

The Company has not incurred U.S. federal income tax expense as a limited liability company treated as a partnership under provisions of the Internal Revenue Code, is not subject to such tax. Rather, each member includes its allocated share of the Company's income or loss on its own federal income tax return. The Company could be subject to state income and/or franchise taxes in the states in which it operates.

On December 22, 2017, the Tax Cuts and Jobs Act bill was enacted, which includes a broad range of tax reform legislation affecting businesses, including reducing the corporate tax rate, changes to business deductions and sweeping changes to international tax provisions. The Company analyzed these impacts and believe that the impacts would be on the members of the entity and not the entity itself. As such, no adjustment was made to the financial statements in relation to tax reform.

Deferred Charges and Deferred Income

From time to time, the Company is provided with cash from affiliates and third parties for reimbursable projects. The amounts are initially recognized as deferred charges within current liabilities since they are refundable and are then offset against project expenses as incurred during the pre-capitalization period. Any reimbursement proceeds attributable to the capitalization stage of the project will be classified as noncurrent deferred income and will be recognized as other income in the statements of income along with the recognition of depreciation expense over the useful life of the related capitalized asset.

Exhibit 99.5
Proteus Oil Pipeline Company, LLC
Notes to Financial Statements (continued)

Fair Value Measurement

Assets and liabilities requiring fair value presentation or disclosure are measured using an exit price (i.e., the price that would be received to sell an asset or paid to transfer a liability) and disclose such amounts according to the quality of valuation inputs under the following hierarchy:

Level 1: Quoted prices in an active market for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are directly or indirectly observable.

Level 3: Unobservable inputs that are significant to the fair value of assets or liabilities.

The fair value of an asset or liability is classified based on the lowest level of input significant to its measurement. A fair value initially reported as Level 3 will be subsequently reported as Level 2 if the unobservable inputs become inconsequential to its measurement, or corroborating market data becomes available. Asset and liability fair values initially reported as Level 2 will be subsequently reported as Level 3 if corroborating market data becomes unavailable.

The carrying amounts of our accounts receivable, other current assets, accounts payable, accrued liabilities and payables to related parties approximate their carrying values due to their short-term nature.

Nonrecurring Fair Value Measurements - Fair value measurements are applied with respect to our nonfinancial assets and liabilities measured on a nonrecurring basis, which includes the determination of the fair value for impairment of our long-lived assets.

Financial Instruments

The Company's financial instruments consist of cash equivalents, accounts receivable, and accounts payable. The carrying amounts of these items approximate fair value. The fan· value of cash equivalents is determined based upon quoted market prices).

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the related reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Management believes that these estimates are reasonable.

Comprehensive Income

The Company has not reported comprehensive income due to the absence of items of other comprehensive income in the periods presented.

3. Accounting Standards Issued and Not Yet Adopted

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, which superseded nearly all existing revenue recognition guidance under GAAP. The ASU's core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The update is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2018. The update allows for either "full retrospective" adoption, meaning the standard is applied to all of the periods presented, or "modified retrospective" adoption, meaning the standard is applied only to the most current period presented in the financial statements. We are evaluating our existing revenue recognition policies to determine whether any contracts in the scope of the guidance will be affected by the new requirements.

Exhibit 99.5

In February 2016, the FASB issued ASU 2016-02 to Topic 842, Leases, which requires lessees to recognize assets and liabilities for leases with lease terms greater than twelve months in the statement of financial position. We have formed a project team to evaluate and implement the new standard, including cataloging our existing lease contracts. We plan to adopt this new standard on January 1, 2019 and are currently evaluating its impact to our consolidated financial statements and related disclosures.

4. Pipelines and Equipment, Net

Pipelines and equipment at December 31, 2017 and 2016 consist of the following:

	December 31
	2017	2016
	(In Thousands)
Pipeline assets	$212,603	$212,619
Decommissioning asset	5,959	5,959
Assets under construction	195,577	48,302
	414,139	266,880
Less accumulated depreciation	(78,333)	(70,110)
Pipelines and equipment, net	$335,806	$196,770

Pipeline assets consist of, among other things, pipeline construction, line pipe, line pipe fittings, and pumping equipment. Pipelines and equipment are depreciated using the straight-line method. Total depreciation expense was $8.2 million, $8.3 million and $8.6 million for the years ended December 31, 2017, 2016 and 2015, respectively.

5. Related-Party Transactions

A significant portion of the Company's operations is with related parties. Transportation revenue of $25.8 million, $17.9 million and $15.2 million during 2017, 2016 and 2015, respectively, was earned from transporting products for the Members and their affiliates. At December 31, 2017 and 2016, the Company had receivables due from Members and their affiliates of $2.4 million and $2.1 million,respectively.

The Company has no employees and relies on the Operator to provide personnel to perform daily operating and administrative duties on behalf of the Company. In accordance with the Operating Agreement and other agreements between the Members, management services are provided to the Company by MGTSI through June 2017 and by SPLC starting July 2017. These include corporate facilities and services, such as executive management, supervision, accounting, legal, and other normal and necessary services in the ordinary course of the Company's business.

Management fees paid for costs and expenses incurred on behalf of the Company were $0.6 million during the years ending 2017, 2016 and 2015. Management fees are included in general and administrative expenses on the statements of operations. In 2017, $0.3 million was paid to both MGTST and SPLC, as each served as Operator for 6 months of the year. In 2016 and 2015, the Management fees were paid entirely to MGTSI. At December 31, 2017 and 2016, the Company had payables due to Members and their affiliates of $1.5 million and $2.1, respectively.

On December 31, 2014, Proteus entered into an agreement with the owners of the Appomattox development, in Mississippi Canyon Block 437, by which these owners will fund major ongoing capital upgrades to the SP89E platform. These upgrades will allow Proteus to handle volumes delivered from the Appomattox Oil Gathering pipeline, which will be installed between the Appomattox host facility and SP89E. One of the owners of the Appomattox development is an affiliate of Shell. In 2017, the Company received $143.5 million in cash from its affiliate to fund these ongoing upgrades at SP89E.

Additionally, the Company engaged an affiliate of BP to construct or cause to be constructed the upgrades to SP89E. The Company paid $147.3 million in cash to an affiliate as part of this arrangement. These payments are also reflected as the change in "Assets under construction" in footnote 4.

Exhibit 99.5
Proteus Oil Pipeline Company, LLC
Notes to Financial Statements (continued)

6. Asset Retirement Obligation

The Company has a liability recorded representing the estimated fair value of its ARO. The fair value of the ARO was determined based upon expected future costs using existing technology, at current prices, and applying an inflation rate of 2% per annum. The estimate of future costs prior to the 2014 cost estimate increase was discounted using a rate of 5.75% per annum.

The changes in the Company's ARO for the years ended December 31, 2017, 2016 and 2015 were as follows (in thousands):

Balance at January 1, 2015	$8,978
Accretion expense	528
Balance at December 31, 2015	9,506
Accretion expense	558
Balance at December 31, 2016	10,064
Accretion expense	591
Balance at December 31, 2017	$10,655

7. Commitments and Contingencies

In the ordinary course of business, the Company is subject to various laws and regulations. In the opinion of management, the Company is in compliance with existing laws and regulations and is not aware of any violations that will materially affect the financial position, results of operations, or cash flows of the Company.

8. Subsequent Events

In preparing the accompanying financial statements, we have reviewed events that have occurred after December 31, 2017 up until February 22, 2018, which is the date of the issuance of the financial statements. Any material subsequent events that occurred during this time have been properly disclosed in the financial statements.